EXHIBIT (j)

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated February 1, 1999, which is incorporated by reference, in this Registration Statement (Form N-1A No. 33-9654) of Dreyfus New York Insured Tax Exempt Bond Fund.

                                        ERNST & YOUNG LLP

New York, New York
April 29, 1999